ELCOM
INTERNATIONAL



                                                              April 9, 1999

To the Stockholders of Elcom International, Inc.:

     The Annual Meeting of Stockholders of Elcom International, Inc. will be held at 10:00 A.M. (EDT), on May 12, 1999, at Occasions Banquet Facility, 1369 Providence Highway, Norwood, Massachusetts.

         We will be reporting on your Company's activities and you will have an opportunity to ask questions about our technology and operations.

         The Board of Directors hopes that you are planning to attend the Annual Meeting personally, and we look forward to greeting you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

         On  behalf  of  the  Board  of  Directors   and   management  of  Elcom
International, Inc., I would like to thank you for choosing to be a stockholder of our Company. We appreciate your continued support and confidence.

                                            Sincerely yours,



                                            Robert J. Crowell
                                            Chairman and Chief Executive Officer



  10 Oceana Way- Norwood, MA 02062 - voice (781) 440-3333 - fax (781) 762-1540

                            ELCOM INTERNATIONAL, INC.
                   10 Oceana Way, Norwood, Massachusetts 02062


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1999


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elcom International, Inc. (the "Company") will be held at Occasions Banquet Facility, 1369 Providence Highway, Norwood, Massachusetts, on May 12, 1999 at 10:00 A.M.
(EDT), for the following purposes:

              1. To fix the size of the Board of Directors at six and to elect two Directors of the class whose term of office will otherwise expire in 1999 for a three-year term ending at the Annual Meeting of Stockholders in 2002;

              2. To ratify, approve and adopt Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc., as amended; and

              3. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof.

         Holders of record of shares of Common Stock as of the close of business on March 23, 1999 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders.

         It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed Proxy Card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their Proxies and vote in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS,

                                             Laurence F. Mulhern
                                             Secretary

Norwood, Massachusetts,
April 9, 1999.

                            ELCOM INTERNATIONAL, INC.
                   10 Oceana Way, Norwood, Massachusetts 02062



                                 PROXY STATEMENT

                        Mailed on or about April 9, 1999

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1999

                              --------------------
                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Elcom International, Inc., a Delaware corporation (the "Company"), to be used at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 12, 1999, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders, which accompanies this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the Proxy, it will be voted FOR fixing the size of the Board of Directors at six and the election of the individuals nominated for election to the Board of Directors, and FOR the ratification, approval and adoption of Amendment Number Two to The 1997 Stock Option Plan of the Company, as amended. A stockholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by delivery of a duly executed Proxy bearing a later date.

     The costs of soliciting Proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, mail and personal interview.

     The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 23, 1999. On that date, there were 27,416,155 shares of Common Stock of the Company outstanding and entitled to vote. The Company's Certificate of Incorporation does not provide for cumulative voting rights, and each share of Common Stock is entitled to one vote.

     At the Annual Meeting, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by Proxy, constitute a quorum. The shares represented at the Annual Meeting by Proxies which are marked, with respect to the election of Directors, "withheld" or, with respect to the other proposal, "abstain," will be counted as shares present for the purpose of determining whether a quorum is present. Under applicable rules, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Pursuant to such rules, brokers that do not receive instruction are entitled to vote with respect to fixing the size of the Board of Directors and the election of Directors, but not with respect to the proposal to ratify, approve and adopt Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc., as amended. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum.

     Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast by the shares entitled to vote and present in person or represented by Proxy is sufficient to fix the size of the Board of Directors and to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will have no effect on the outcome of the election of Directors, so long as a plurality of the votes cast are cast for the Director nominees.

     In the case of the proposal to ratify, approve and adopt Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc., as amended, the affirmative vote of the majority of the votes cast by shares of Common Stock entitled to vote on this matter and present in person or represented by Proxy at the Annual Meeting is required to approve this proposal and a vote may be cast for, cast against or abstained from, this proposal. Abstentions will count as present for purposes of this proposal and will have the effect of a vote against the proposal. Broker non-votes are not considered shares entitled to vote on this matter and therefore, will have no effect on the outcome of this proposal, so long as a majority of the votes cast are cast for this proposal.

     Unless otherwise directed, the persons named in the accompanying proxy will vote FOR fixing the size of the Board of Directors at six and the election of the Director nominees, and FOR the ratification, approval and adoption of Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc., as amended.

     All other questions and matters brought before the Annual Meeting shall be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or represented by Proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate of Incorporation or By-Laws of the Company. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against such proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and therefore, will have no effect on the outcome of any such proposal.

                              ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes with the term of office of one class expiring each year. At the Annual Meeting, two Directors will be elected to serve a three-year term until the Annual Meeting in 2002 and until their successors have been duly elected and qualified. The Nominating Committee of the Board of Directors has submitted that the size of the Company's Board of Directors be fixed at six, as currently established, and has nominated John W. Ortiz and James Rousou to stand for election as Directors at the Annual Meeting. Messrs. Ortiz and Rousou are presently Directors of the Company.

     Unless otherwise directed, the persons named in the accompanying Proxy will vote for fixing the size of the Company's Board of Directors at six and for the election of the two nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death or inability to act of either of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors or its Nominating Committee may recommend. In no event will the accompanying Proxy be voted for more than two nominees or for persons other than those named below and any such substitute nominee for either of them.

     The following tables list the nominees for election at the Annual Meeting and those Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual.

Nominees for Election at the 1999 Annual Meeting

 NAME                          AGE                POSITION
 --------------------          ---       --------------------------------------
 John W. Ortiz (1)(2)           75       Director of the Company
 James Rousou                   51       Director and a Corporate Executive Vice
                                          President of the Company
 ---------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

     John W. Ortiz, a Director of the Company since December 1993, is a retired investor who was an executive at South Shore Bank where he was employed from 1942 to 1989, most recently as Senior Vice President and Group Head of Commercial Lending. Mr. Ortiz also presided as the president of the New England Chapter of Robert Morris Associates and as a director of the Massachusetts Higher Education Loan Corporation at times during his banking career. Mr. Ortiz is a graduate of Northeastern University's Bachelor of Arts program.

     James Rousou was Lantec's (as hereafter defined) Chairman and Chief Executive Officer from September 1993 to March 1996 and, since November 1995, has been a Corporate Executive Vice President of the Company. On April 1, 1996, Mr. Rousou was appointed Chief Executive Officer of Elcom Services Group, Inc. ("Elcom Services Group") a wholly-owned subsidiary of the Company, and subsequently also was appointed President. As of April 15, 1998, Mr. Rousou ceased to be the President and Chief Executive Officer of Elcom Services Group, but continues as a Corporate Executive Vice President at the Company with specific responsibility for directing and reviewing the strategies, policies and operational performance of the Company's non-U.S. operations. From September 1991 to August 1993, Mr. Rousou was the Managing Director of JWP Information Services Ltd. (a PC remarketer in the United Kingdom) and from January 1991 to August 1991 he was Managing Director, and from June 1990 to December 1990, Finance Director, of Businessland (U.K.) Ltd. (a PC remarketer), until it was acquired by JWP. Mr. Rousou holds a Bachelor of Science Degree in Economics and Finance from the London School of Economics and has been a Fellow of the Institute of Chartered Accountants in England and Wales since 1973. See "-- Board Observer."

Vote Required

     The affirmative vote of a plurality of the shares of Common Stock voting in person or represented by proxy shall be required to fix the size of the Board of Directors at six and to elect the Director nominees. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR fixing the size of the Board of Directors at six and the election of the Director nominees.

Directors Continuing In Office

      NAME                     AGE                   POSITION
---------------------------   ----- --------------------------------------------
Robert J. Crowell              47   Chairman of the Board of Directors and Chief
                                      Executive Officer of the Company
William W. Smith (1)(2)(3)     47   Vice Chairman and a Director of the Company
Richard J. Harries, Jr. (1)(3) 61   Director of the Company
----------

(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.
(3)   Member of the Nominating Committee.

         Robert J. Crowell, the Company's founder, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1992. Mr. Crowell has founded and managed several companies in the PC industry since 1977. From May 1990 to April 1992, he was the Chairman, and from May 1990 to January 1992, Chief Executive Officer also, of JWP Information Services, Inc., a subsidiary of JWP INC. ("JWP"), with approximately $1.4 billion in 1992 revenues. See "--JWP." From 1983 to 1990, Mr. Crowell was the Chairman and Chief Executive Officer of NEECO, Inc. ("NEECO"), a publicly-held national PC reseller which was acquired by JWP (forming JWP Information Services, Inc.) in May 1990 for approximately $100 million. From 1977 to 1983, Mr. Crowell founded and managed New England Electronics Co., Inc. (which was renamed NEECO and became a public company in 1986), and Microamerica Distributing Co., Inc. ("Microamerica"), a PC products distributor which Mr. Crowell founded in 1979 as a subsidiary of NEECO. Microamerica was later spun-off by its acquirer and subsequently merged with Softsel to form Merisel, a PC products distributor. Mr. Crowell also founded Professional Software, Inc. in 1980, a PC-based word processing and database software company ("Professional
Software"), which was sold in 1986. In April 1992, Mr. Crowell entered into a part-time employment relationship with Cumulus Corporation, a privately held assembler and remarketer of IBM-compatible PCs located in Cleveland, Ohio. Mr. Crowell was employed on a part-time basis to act as Vice Chairman of the Board of Cumulus Corporation until he resigned on August 18, 1992. On January 7, 1993, an involuntary petition for bankruptcy proceedings was filed against Cumulus Corporation under Chapter 7 of the United States Bankruptcy Code. Mr. Crowell holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.

     William W. Smith has been Vice Chairman and a Director of the Company since March 1993. Mr. Smith develops real estate and has been semi-retired since August 1991. Mr. Smith joined NEECO as a major stockholder in 1978 and served as Chief Financial Officer until its acquisition by JWP in May 1990. Mr. Smith continued to serve as Chief Financial Officer of JWP Information Services, Inc. until December 1990, then he served as a consultant until he retired in August 1991. See "--JWP." Mr. Smith is a Vietnam Veteran and holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts.

         Richard J. Harries, Jr., a Director of the Company since December 1993, rejoined IBM North America as a Business Partner Senior Sales Executive in 1997. During 1995 and 1996, Mr. Harries was a Director of Sales of the Institute for Software Advancement. From July 1992 to August 1995, upon retiring from IBM after twenty-five years of service, Mr. Harries worked as the general manager of Tascor; was a sales and marketing consultant; and was an independent distributor for Equinox, Inc. Prior thereto, from 1988 to July 1992, Mr. Harries served as a National Account Executive for IBM. During his career with IBM, Mr. Harries has held a number of executive marketing and sales management positions, including ten years of experience in IBM's National Distribution

Division Reseller Channel where he was responsible for field sales and marketing programs. Mr. Harries holds a Bachelor of Arts Degree in Political Science and a Master of Arts Degree in Economics from Boston College.

JWP

     JWP acquired NEECO in 1990 and operated its United States computer reseller and system integration services businesses through an indirect subsidiary, JWP Information Services, Inc. ("Information Services"). Mr. Crowell and Mr. Smith were executive officers of Information Services until their resignations in April, 1992 and December 1990, respectively. On August 9, 1993, JWP sold substantially all of its United States computer business operations, comprising substantially all of the assets of Information Services, to Entex Information Services, Inc., which is now a competitor of Elcom Services Group. In October 1993, following that sale, Information Services filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code.

Board Observer

     Pursuant to a stockholders agreement, originally entered into in June 1995 in connection with the acquisition of a group of entities which owned a United Kingdom PC products reseller ("Lantec") by and among certain of the former stockholders of Lantec, the Company and Robert J. Crowell, and amended and restated as of April 6, 1996 (the "Lantec Stockholders' Agreement"), until June 22, 2002, as long as the former stockholders of Lantec are the record owners of at least 2,500,000 shares of Common Stock (including, on an as-if-exercised-basis, any shares underlying warrants), such stockholders shall have the right to designate an observer (the "Board Observer") to attend meetings of the Company's Board of Directors and committees thereof. No Observer has the right to vote on any matter presented to the Board of Directors or any committee thereof. Since the election of James Rousou, a Corporate Executive Vice President of the Company, as a Director in 1996, Mr. Rousou also has continued in his role as Board Observer. The Lantec Stockholders' Agreement also provides that the former stockholders of Lantec may renounce their Board Observer right.

Directors And Terms Of Office

     The By-Laws of the Company provide that the Board of Directors shall consist of such number of Directors, between five and fifteen, as are elected by the stockholders from time to time. The number of Directors is currently fixed at six. The Board is divided into three classes, with Directors serving three-year staggered terms. John W. Ortiz and James Rousou serve as a Class I Directors, and hold office until the 1999 Annual Meeting of Stockholders; Richard J. Harries, Jr., serves as a Class II Director, and holds office until the 2000 Annual Meeting of Stockholders; and Robert J. Crowell and William W. Smith, serve as Class III Directors, and hold office until the 2001 Annual Meeting of Stockholders. Messrs. Ortiz and Rousou are standing for re-election to three year terms as Directors at the Annual Meeting. Mr. Richard Cordsen resigned from the Board of Directors in June 1998, and his replacement, James G. Jameson resigned from the Board in December 1998. Accordingly, the Board has one open Class II Director seat, which the Board intends to fill when a suitable candidate is identified.

Committees Of The Board Of Directors

     The Board of Directors has three standing committees: a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee has the authority to: (i) administer the Company's stock option plans, including the selection of optionees and the timing of option grants; (ii)
review and/or approve compensation and bonus payments made to Company Executives; and (iii) review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Compensation Committee did not meet during 1998, as the Compensation Committee's actions are generally taken by unanimous written consent. The members of the Compensation Committee are Messrs. Smith (Chairman), Harries and Ortiz.

     The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial control procedures and the adequacy of such internal control procedures. The Audit Committee met two times during 1998 and also conducted an additional meeting in early 1999 relative to the 1998 audit. Messrs. Smith and Ortiz serve as the members of the Audit Committee.

     The Nominating Committee considers the appropriate size of the Board of Directors, reviews potential candidates for election as Directors of the Company, and makes recommendations to the Board of Directors as to the size of the Board and nominees for election thereto. Messrs. Smith and Harries serve as the members of the Nominating Committee. The Nominating Committee does not consider stockholder nominations. The Nominating Committee did not meet during 1998, having taken its action by unanimous written consent.

     The Board of Directors met nine times during the 1998 calendar year and each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the period he served as a Director, and (ii) the total number of meetings held by Committees of the Board on which he served.

Director Compensation

     Except for the grant of stock options as set forth in the following paragraph, the Company's Directors are not compensated for any meetings that they attend, but are reimbursed for expenses that are incurred in attending such meetings.

1995 Non-Employee Director Stock Option Plan

     Non-employee Directors are entitled to participate in the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"), adopted by the Board of Directors in October 1995, and approved by stockholders in November 1995. A total of 250,000 shares of Common Stock have been reserved for issuance under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 5,000 shares of Common Stock to each non-employee Director serving as such on October 9, 1995 or for persons who become a non-employee Director thereafter, on their date of election or appointment as applicable. After the initial option is granted to the non-employee Director, he or she is automatically granted an option to purchase 5,000 shares on June 1 of each subsequent year that he or she is then a non-employee Director. Options granted under the Director Plan have a term of ten years. One-third of the shares subject to each option vest on each anniversary date of the grant of the option so long as the optionee continues to serve as a Director on such dates. The exercise price of the options is the fair market value per share of the Company's Common Stock on the date of the grant of the option, which was $14.25 per share and $8.13 per share for the 20,000 options granted pursuant to the Director Plan in 1996 and 1995, respectively. In addition, on December 20, 1996, each of the non-employee Directors was granted an option to purchase 5,000 shares (an aggregate of 20,000 shares) under the Company's 1993 Stock Option Plan (as hereinafter defined) at $7.50 per share. As reported last year, at an April 3, 1997 Board meeting, all of such non-employee Director options were repriced to $6.57 per share; see "Executive Compensation -- Stock Option Repricing." Messrs. Cordsen, Harries, Ortiz and Smith are the Company's current non-employee Directors who received such option grants and repricing thereof. On June 1, 1998 and June 2, 1997, 20,000 additional options were granted under the Director Plan at per share prices of $4.25 and $5.875, respectively. Mr. Cordsen resigned from the Board effective as of June 30, 1998, and all of his stock options subsequently lapsed without any being exercised.

        APPROVAL OF AMENDMENT NUMBER TWO TO THE 1997 STOCK OPTION PLAN OF
                      ELCOM INTERNATIONAL, INC., AS AMENDED

     The stockholders will be asked at the Annual Meeting to ratify, approve and adopt Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc., as amended (the "1997 Stock Option Plan"). As originally adopted by the Board of Directors on April 29, 1997, the 1997 Stock Option Plan covered 1,000,000 shares, and it was then amended by the Board (Amendment Number One) on February 17, 1998 to cover 2,000,000 shares of the Company's Common Stock and was thereafter approved by the Company's stockholders at the 1998 Annual Meeting. On March 11, 1999, subject to stockholder approval at the Annual Meeting, the Board of Directors approved an increase of shares of Common Stock covered by the 1997 Stock Option Plan to 3,000,000. Pursuant to the 1997 Stock Option Plan, "key personnel", which includes officers, employees and directors of the Company, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, who in the judgment of the Compensation Committee, are important to the successful operation of the Company or a subsidiary, are eligible to receive incentive stock options ("ISOs") and/or non-qualified stock options ("NQOptions").

     The Board of Directors  believes that  substantial  benefits  accrue to the
Company from the granting of stock options to key personnel. Such options encourage employees to acquire a proprietary interest in the Company through stock ownership and thereby afford them a greater incentive to enhance the value of the Company's Common Stock through their own efforts in improving the Company's business. The granting of options also has proven instrumental in attracting and retaining key executives and other employees. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such key personnel as may be selected to participate in the 1997 Stock Option Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the 1997 Stock Option Plan. The Company had approximately 1,000 employees as of December 31, 1998.

     The substantial majority of the Company's currently outstanding stock options are priced well in excess of the current fair market value of the Company's Common Stock. The Board of Directors believes that this situation frustrates the purposes of the Company's stock option plans. Accordingly, during late 1998, the Board of Directors was evaluating certain plans and was considering a proposal to reprice a portion of the "above-market" outstanding options at fair market value, and to reprice another portion of such options slightly above market value, in exchange for the affected key employee's agreement to cancel the remaining portion of his or her "above-market" options. However, actions by the Financial Accounting Standards Board (the "FASB") in December 1998 caused the Board of Directors to discontinue evaluation of this potential approach. In essence, the FASB has released certain data which indicates that the Company could be exposed to compensation expense charges in its statements of operations relative to changes in the Company's Common Stock price for any stock options repriced after December 15, 1998. If the FASB proposal is adopted, the timing of when these charges would be required to be recorded in the Company's financial statements is indefinite, although the general anticipation is that such charges could be required by the end of 1999 or in early 2000. Generally, when required, the compensation charges to be recorded would equal the change in the Company's Common Stock price, times the number of shares repriced which, over the long term, could represent a material charge to the Company's statement of operations if the Board of Directors proceeded with any repricing of stock options. In addition, the FASB actions also has hampered the desirability of having employees voluntarily canceling their above-market stock options, as any stock options granted to an employee within six months of such a cancellation would be subject to the variable accounting noted above, thus exposing the Company to a potential compensation expense charge in its statement of operations. If adopted, the FASB proposal would also require that the variable accounting discussed above be applied to all options granted to non-employee Directors. See "Executive Compensation -- Stock Option Repricing."

     In light of the FASB actions noted above, the Board of Directors has decided, subject to stockholder approval, to increase the number of shares of Common Stock covered by the 1997 Stock Option Plan in order to ensure that the Company has adequate options available for grant to key personnel whose current options (if any) are generally priced well in excess of the current fair market value of the Company's Common Stock, creating, in management's opinion, a disincentive. In addition, an adequate number of options covering shares of Common Stock are needed in order to grant options to key personnel who may be employed in the future. The Board of Directors believes that having additional shares covered by the 1997 Stock Option Plan is essential to retain its senior executives whose stock options are generally priced well in excess of the fair market value of the Company's Common Stock. The departure of several senior executives could, in the Board of Director's opinion, have a material adverse effect on the Company.

     For these reasons, the Board of Directors adopted Amendment Number Two to The 1997 Stock Option Plan and, accordingly, believes that approval of Amendment Number Two is in the best interests of the Company and recommends that stockholders vote FOR the proposal to ratify, approve and adopt Amendment Number Two to the 1997 Stock Option Plan, as amended.

     The full text of the 1997 Stock Option Plan, as amended, is attached hereto as Exhibit A. Important details about specific provisions of the 1997 Stock Option Plan are more fully described below, but the following summary is not intended to be complete and it is qualified in its entirety by reference to the 1997 Stock Option Plan, as amended.

Duration and Administration of the 1997 Stock Option Plan

     The 1997 Stock Option Plan is administered by the Compensation Committee of the Board (the "Committee"), presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee must be persons who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and who are "non-employee directors" under Rule 16(b)(3) of the Securities Exchange Act of 1934. Subject to the terms and conditions of the 1997 Stock Option Plan, and in addition to the other authorizations granted to the Committee under the 1997 Stock Option Plan, the Committee shall have full and final authority in its absolute discretion to (a) select the optionees to whom options will be granted,
(b) determine the number of shares of Common Stock subject to any option, (c) determine the time when options will be granted, (d) determine the option price of Common Stock subject to an option, (e) determine the time when Common Stock subject to an option may be purchased, (f) prescribe the form of the option agreements governing the options which are granted under the 1997 Stock Option Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of the 1997 Stock Option Plan, (g) adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the 1997 Stock Option Plan, and (h) construe and interpret the 1997 Stock Option Plan, the rules and regulations and the instruments evidencing options granted under the 1997 Stock Option Plan and to make all other determinations deemed necessary or advisable for the administration of the 1997 Stock Option Plan. If Amendment Number Two to the 1997 Stock Option Plan is not ratified, approved and adopted by stockholders at the Annual Meeting, grants under the 1997 Stock Option Plan will be limited to an aggregate of 2,000,000 shares, as approved by stockholders at the 1998 Annual Meeting

     Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the 1997 Stock Option Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all optionees under the 1997 Stock Option Plan and upon any person claiming under or through such an optionee. Neither the Committee nor any of its members shall be liable for any action taken by the Committee pursuant to the 1997 Stock Option Plan. No member of the Committee shall be liable for the action of any other Committee member.

     The 1997 Stock Option Plan will expire by its terms on April 29, 2007.

Securities Subject to the 1997 Stock Option Plan

     Subject to the following, not more than 2,000,000 shares of Common Stock, and if Amendment Number Two is approved by stockholders, then 3,000,000 shares of Common Stock, of the Company may be issued pursuant to the 1997 Stock Option Plan in the aggregate. The maximum number of shares of Common Stock for which options may be granted under the 1997 Stock Option Plan to any one individual in any one fiscal year of the Company is 150,000 shares. As of December 31, 1998, options to acquire 636,775 shares of Common Stock (175,168 of which were vested as of December 31, 1998) under the 1997 Stock Option Plan have been granted. In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Board or the Compensation Committee must make an appropriate adjustment in the options granted under the 1997 Stock Option Plan, and the aggregate number of shares reserved for issuance thereunder also shall be adjusted accordingly. If any option expires without having been fully exercised, the shares with respect to which such option have not been exercised will be available for further options as will any shares paid or withheld to satisfy an optionee's withholding tax or option payment liability.

Grant and Method of Exercise

     Subject to certain conditions, the duration of each option granted under the 1997 Stock Option Plan will be determined by the Committee, provided that no option shall be granted after the tenth anniversary of the establishment of the 1997 Stock Option Plan and no option shall be exercisable later than the tenth anniversary of the date the option was granted. Each option granted under the 1997 Stock Option Plan may be subject to restrictions with respect to the time and method of vesting as determined by the Committee. All options granted under the 1997 Stock Option Plan as of December 31, 1998 have a duration of ten years and vesting schedules, which vary from one to four years.

     ISOs granted under the 1997 Stock Option Plan are exercisable for a period of up to ten years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. NQOptions may be granted at more or less than fair market value under the 1997 Stock Option Plan. Shares of Common Stock underlying an option shall be purchased by the optionee (i) giving written notice to the Company of the Optionee's exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (which may be included in the option agreement), in whole or in part in shares of Common Stock (either by delivery to the Company of already-owned shares or having the Company withhold shares to be issued) having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company (which may be included in the option agreement) with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree, or (b) the Optionee's delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. The Committee has discretion to determine the transferability of options granted under the 1997 Stock Option Plan, which otherwise generally are not transferable other than upon an Optionee's death.

     As of December 31, 1998, a total of 636,775 options (175,168 of which were exercisable) to acquire shares of the Company's Common Stock had been granted (net of terminated options) under the 1997 Stock Option Plan at a weighted average exercise price of $4.77 per share. All of such options were granted at the fair market value of the Common Stock on the date of grant; see "Executive Compensation - Option Grants in 1998." Because the 1997 Stock Option Plan was not adopted until April 29, 1997, none of the options granted under the 1997 Stock Option Plan were repriced at the April 3, 1997 meeting of the Board of Directors; see "Executive Compensation - Stock Option Repricing".

Income Tax Treatment

     The Company has been advised that, under current law, certain of the income tax consequences under the laws of the United States to the Company and to optionees under the 1997 Stock Option Plan of options granted under the 1997 Stock Option Plan generally should be as set forth in the following summary. The summary only addresses general United States federal income tax consequences for optionees under the 1997 Stock Option Plan and the Company.

     The options granted under the 1997 Stock Option Plan may be ISOs or NQ Options for federal income tax purposes. An optionee to whom an option is granted will not recognize income at the time of grant of an ISO or NQOption, except in the event a NQOption is granted at less than fair market value, in which case the recipient thereof will recognize ordinary compensation income to the extent the total NQOption price is less than the total fair market value of the shares of Common Stock covered by the option on the date of grant. An optionee does not recognize income upon exercise of an ISO and the optionee's tax basis is equal to the option price paid. However, if an optionee disposes of shares acquired pursuant to an ISO either within two years of the date of the ISO grant or within one year of the ISO exercise (a "disqualifying disposition") the optionee will recognize ordinary income equal to the difference, if any, between the option price paid and the amount realized upon such disposition. Otherwise, the optionee's capital holding period for shares acquired pursuant to an ISO commences on the option exercise date. When an optionee exercises an NQOption, the optionee will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares the optionee purchased. The tax basis of shares obtained by the exercise of an NQOption to an optionee is equal to the option price paid, plus ordinary compensation income recognized, and the optionee's capital holding period for shares acquired commences on the option exercise date. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in respect of both ISOs disposed of in a disqualifying disposition and NQOptions exercised, in an amount equal to the ordinary and/or compensation income recognized by the optionee.

     The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or the Company or to describe tax consequences based on particular circumstances. It is based on general United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are subject to taxation in jurisdictions other than the United States.

Vote Required

     The affirmative vote of the majority of the shares of Common Stock voting in person or represented by proxy and entitled to vote thereon shall be required for the adoption of the proposal to ratify, approve and adopt Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc., as amended. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the adoption of the proposal to ratify, approve and adopt Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc.
                                      -10-

                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock as of March 23, 1999 by (i) each Director and nominee for election as a Director of the Company, (ii) each executive officer named in the Executive Compensation tables included elsewhere herein, (iii) all Directors and executive officers as a group, and (iv) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. All information with respect to beneficial ownership has been furnished by the respective Director or executive officer, or by reference to a public filing, as the case may be. Unless otherwise indicated below, each stockholder named below has sole voting and investment power with respect to the number of shares set forth opposite his or its respective name.

                                               Number of
                                                Shares
                                              Beneficially        Percentage of
                                               Owned (1)       Common  Stock (1)
                                             --------------    -----------------
Directors  And  Executive  Officers  (2)
 Class III Directors - Term expires at the
 2001 Annual Meeting
  Robert J. Crowell(3)                         4,796,445              17.0%
  William W. Smith(4)                             18,872                *
 Class I Directors - Term expires at the
 1999 Annual Meeting
  John W. Ortiz(4)                                18,332                *
  James  Rousou(5)                             1,932,750               6.9%
 Class II  Director - Term  expires at the
 2000 Annual Meeting
  Richard J. Harries,  Jr.(4)                     18,332                *
 Executive  Officers
  James G.Jameson                                   --                 --
  Laurence F. Mulhern(4)                         229,304                *
  Peter F. McAree(4)                              35,250                *
All Directors And Executive Officers
 as a Group (8 Persons)(6)                     6,648,785              22.9%

Other 5% Beneficial Owners
 Shell Pensions Trust Ltd. (Trustee of the
  Shell Contributory Pension Fund)
  Shell Centre
  London SE1 FNA United Kingdom(7)             1,640,000               6.0%
----------------
*  Less than 1%.

(1) In accordance with Securities and Exchange Commission (the "Commission") rules, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options and warrants to acquire Common Stock which are exercisable by such owner within 60 days after March 23, 1999, while assuming no exercise of outstanding options and warrants covering Common Stock held by any other person.

(2) For purposes hereof, the address of the Company's Directors and executive officers is the same as that of the Company: 10 Oceana Way, Norwood, Massachusetts 02062.

(3) Mr. Crowell is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Crowell's Common Stock ownership is comprised of 3,756,928 shares which he owns directly; 188,401 shares held in a revocable trust for the benefit of Mr. Crowell's daughter, for which Mr. Crowell serves as Trustee; 131,616 shares held by the Crowell Educational Foundation with respect to which Mr. Crowell shares the power to vote and dispose of; and 719,500 shares which he has the right to acquire within 60 days after March 23, 1999 through the exercise of stock options. All of such exercisable options are priced in excess of the December 31, 1998 fair market value of the Company's Common Stock. See "Executive Compensation - Option Grants in 1998, and Fiscal Year End Option Value Table."

(4) All of the Common Stock beneficially owned by such person is comprised of shares which he has the right to acquire within 60 days after March 23, 1999 through the exercise of stock options. Substantially all of such exercisable options are priced in excess of the December 31, 1998 fair market value of the Company's Common Stock. See "Executive Compensation - Option Grants in 1998, and Fiscal Year End Option Value Table."

(5) Mr. Rousou is an executive officer and Director of the Company. The number of shares reflected as beneficially owned by Mr. Rousou includes 1,400,000 shares which he owns directly, warrants to acquire up to an aggregate of 400,500 shares of Common Stock originally issued in conjunction with the acquisition by the Company of Lantec, which are exercisable, and 132,250 shares of Common Stock which Mr. Rousou has the right to acquire within 60 days after March 23, 1999 through the exercise of stock options. All of such exercisable options are priced in excess of the December 31, 1998 fair market value of the Company's Common Stock. See "Executive Compensation - Option Grants in 1998, and Fiscal Year End Option Value Table."

(6) Includes 1,572,340 shares of Common Stock which the Directors and executive officers of the Company have the right to acquire within 60 days after March 23, 1999 through the exercise of warrants and stock options.

(7) As reported in a Schedule 13D filed with the Commission on February 2, 1996.

                         MANAGEMENT - EXECUTIVE OFFICERS

     The name, age and position of the Company's Executive Officers are as follows:

     Name              Age   Position
  ------------------  -----  --------------------------------------
  Robert J. Crowell     47   Chairman of the Board of Directors and
                              Chief Executive Officer of the Company
  James Rousou          51   Director and a Corporate Executive Vice President
                              of the Company
  James G. Jameson      50   Former Director and Corporate Executive Vice
                              President of the Company; Former President and Chief Executive Officer of Elcom Services Group, Inc. (United States)
  Laurence F. Mulhern   44   Corporate Executive Vice President, Chief Financial
                              Officer, Treasurer and Secretary of the Company
  Peter F. McAree       34   Former Vice President, Finance of the Company;
                              Former Acting President of elcom.com, inc.

     A brief resume for each of the Company's Executive Officers is set forth below. The brief resumes of Messrs. Crowell and Rousou are set forth above under the heading "Election of Directors."

     James G. Jameson was appointed as a Corporate Executive Vice President of the Company and as President and Chief Executive Officer of Elcom Services Group, Inc. on April 13, 1998. On September 17, 1998, Mr. Jameson also was appointed to the Company's Board of Directors. Mr. Jameson resigned all of his positions with the Company and Elcom Services Group, Inc. on December 28, 1998. From 1994 through 1997, Mr. Jameson was the Executive Vice President and Chief Operating Officer of Beamscope Canada, Inc., a leading Canadian distributor of home office products, home computer software and video entertainment products. During 1993, Mr. Jameson was the Vice President, Marketing and Strategic Planning and prior thereto was the Director, Business Development of Crowntek Services Group, the largest computer reseller in Canada, which was acquired by G.E. Capital Corporation.


     Laurence F. Mulhern has been the Company's Chief Financial Officer, Treasurer, Secretary and a Corporate Executive Vice President, or has acted in similar positions, since July 1993. From 1985 through December 1992, Mr. Mulhern was Vice President, Finance of Pacific Gateway Properties, Inc., an AMEX-listed public company which owns and operates income producing real estate. In this position, Mr. Mulhern was responsible for all financial aspects of the company. Prior to joining Pacific Gateway Properties, Mr. Mulhern was an Audit Manager with Arthur Andersen LLP. Mr. Mulhern holds a Bachelor of Science degree in Accounting from Villanova University and has been a Certified Public Accountant since 1979.

     Peter F. McAree was the acting President of elcom.com, inc., and also was Vice President, Finance of the Company since March 1997. Mr. McAree was laid off as of December 18, 1998 in conjunction with the restructuring of elcom.com, inc. As the acting President of elcom.com, Mr. McAree was responsible for all the subsidiary's operational, financial and administrative matters. Prior to joining the Company, Mr. McAree served as Vice President and Chief Financial Officer for Geerlings and Wade, Inc., a publicly-held national direct marketer of premium wines. In this position, he was responsible for the operations, finance and administrative functions of the company. Prior to 1995, Mr. McAree served in the Enterprise Group of Arthur Andersen LLP, specializing in providing services to growth-oriented high technology and consumer product companies. Mr. McAree is a graduate of Bentley College, Waltham, MA, and is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services in all capacities with respect to those persons (collectively, the "Named Executive Officers") who were (i) the Chief Executive Officer, and (ii) the other executive officers of the Company at the end of the fiscal year, as well as the individuals that were executive officers during the year ended December 31, 1998.

Summary Compensation Table

                                                                                                 Long-Term
                                                                         Annual                Compensation
                                                                    Compensation(1)               Awards
                                                                 -----------------------    --------------------
                                                                                             Shares of Common
                   Name And Principal Position(1)                                                  Stock
                  -------------------------------                                                Underlying
                                                                   Year        Salary        Option Grants (#)
                                                                 ---------    ----------    --------------------

   Robert J. Crowell                                              1998        $325,000            285,000
   Chairman of the Board of Directors and                         1997        $ 76,000            325,000
     Chief Executive Officer of the Company (2)                   1996        $202,000            204,500

   James Rousou                                                   1998        $132,000             85,000
   Director and a Corporate Executive Vice President of           1997        $190,000             99,750
     the Company (3)                                             1996        $170,000             32,500

   James G. Jameson                                               1998        $205,000            225,000
   Former Director and Corporate Executive Vice President         1997           --                 --
     of  the Company; Former President and Chief Executive        1996           --                 --
     Officer of Elcom Services Group (United States) (4)

   Laurence F. Mulhern                                            1998        $299,000            175,000
   Corporate Executive Vice President, Chief Financial            1997        $161,000             21,000
    Officer, Treasurer and Secretary of the Company (5)           1996        $142,000             82,500

   Peter F. McAree                                                1998        $136,000              --
   Former Vice President, Finance of the Company;                 1997        $ 90,000             45,000
    Former Acting President of elcom.com, inc. (6)                1996           --                 --

---------------
(1) Unless otherwise indicated herein, no Named Executive Officer received a bonus with respect to each of the three years in the period ended December 31, 1998, and no Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus unless otherwise indicated herein.

(2) On June 1, 1997, the Company and Mr. Crowell entered into an Amended Employment Agreement (the "1997 Crowell Agreement"), pursuant to which Mr. Crowell has been retained for a term ending on May 31, 2000 as the Chairman and Chief Executive Officer of the Company. The 1997 Crowell Agreement amended and restated the employment agreement between Mr. Crowell and the Company entered into in September 1995 (the "1995 Crowell Agreement") which was due for renewal in 1997. The 1997 Crowell Agreement provides for a minimum annual base salary of $325,000, and a 35% participation in the Executive Performance Plan, whereas the 1995 Crowell Agreement provided for a minimum annual base salary of $275,000. Mr. Crowell was not paid any salary prior to October 1, 1995, when he began receiving an annual salary pursuant to the 1995 Crowell Agreement. Mr. Crowell elected to forgo approximately $228,000 and $73,000 of his annual minimum base salary during 1997 and 1996, respectively. See "--Executive Profit Performance Bonus Plan", "-- Option Grants in 1998" and "-- Employment Contracts."

(3) James Rousou became an executive officer of the Company in June 1995 in connection with the Company's acquisition of Lantec, of which he was Chairman and Chief Executive Officer through March 1996. Since November 1995, Mr. Rousou also has served as a Corporate Executive Vice President of the Company and from April 1, 1996 to April 15, 1998 served as the Chief Executive Officer of Elcom Services Group. Inc. and was appointed President of Elcom Services Group in June of 1996. As of April 1, 1996, the Company and Mr. Rousou entered into an employment agreement which entitled Mr. Rousou to an annual base salary of $190,000 and provided a bonus opportunity of up to 30% of his base salary. Mr. Rousou's agreement was amended effective as of December 15, 1997 to provide a base salary of $300,000 until April 15, 1998, at which time such base salary was reduced to $120,000 and to replace Mr. Rousou's bonus opportunity with an 8.8% participation in the Executive Performance Plan. Under his previous Lantec Services Agreement, which terminated in March 1996 upon his resignation from all his Lantec positions, Mr. Rousou received an annual base salary of 100,000 pounds sterling. The 1996 compensation noted above includes amounts paid under both agreements, but does not include a Lantec pension contribution of approximately $3,000 and the attributed value of a Lantec company car of $5,000. Mr. Rousou elected to forgo annual minimum base salary and bonus amounts totaling $63,000 and $54,000 during 1997 and 1996, respectively. See "-- Executive Profit Performance Bonus Plan", "-- Option Grants in 1997" and "-- Employment Contracts."

(4) Mr. Jameson joined the Company on April 13, 1998 as a Corporate Executive Vice President and as President and Chief Executive Officer of Elcom Services Group, Inc. (United States). Mr. Jameson also was appointed to the Company's Board of Directors on September 17, 1998. On December 28, 1998, Mr. Jameson resigned all of his positions with the Company and Elcom Services Group, Inc. Pursuant to his employment offer letter, as amended, Mr. Jameson's base salary was $200,000 and he was provided with an annual bonus opportunity of $100,000, as well as a "signing bonus" of $20,000. Mr. Jameson's 1998 compensation includes this $20,000 signing bonus, as well as bonuses totaling $43,000 (of a $75,000 bonus opportunity) related to partial achievement of performance objectives during the second, third and fourth quarters of 1998.

(5) On June 1, 1997, the Company and Mr. Mulhern entered into an Amended Employment Agreement (the "1997 Mulhern Agreement") pursuant to which Mr. Mulhern has been retained for a term ending on May 31, 2000 as the Chief Financial Officer and a Corporate Executive Vice President of the Company. The 1997 Mulhern Agreement amended and restated the employment agreement between Mr. Mulhern and the Company entered into in July 1996 (the "1996 Mulhern Agreement"). The 1997 Mulhern Agreement provides for a minimum annual base salary of $275,000 and a 17.5% participation in the Executive Performance Plan, whereas the 1996 Mulhern Agreement provided for a minimum annual base salary of $142,000 and a bonus opportunity of up to 30% of base salary. Mr. Mulhern elected to forgo approximately $58,000 of his annual minimum base salary during 1997. See "-- Executive Profit Performance Bonus Plan", "-- Option Grants in 1997" and "-- Employment Contracts."

(6) Mr. McAree joined the Company on March 24, 1997 as Vice President, Finance, and was the Acting President of elcom.com, inc. from August 22, 1997 until late 1998. In connection with the restructuring of elcom.com, Mr. McAree was laid off effective December 18, 1998, and will receive severance payments through September 30, 1999. See "-- Employment Contracts."

Stock Option Plans

         In addition to the 1995  Non-Employee  Director  Stock Option Plan (the
"Director Plan"), the Company has adopted The Stock Option Plan of Elcom International, Inc. (the "1993 Stock Option Plan"), The 1995 (Computerware) Stock Option Plan of the Company (the "Computerware Stock Option Plan"), The 1996 Stock Option Plan of the Company (the "1996 Stock Option Plan"), and the 1997 Stock Option Plan, (collectively hereinafter the "Stock Option Plans") covering 5,000,000, 1,000,000, 2,400,000 and 3,000,000 shares (1,000,000 of which are subject to stockholder approval at the Annual Meeting), respectively, of the Company's Common Stock, pursuant to which officers, employees and directors of the Company, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, are eligible to receive ISOs and/or NQOptions and which generally operate otherwise in a manner similar to the 1997 Stock Option Plan, as described above. The maximum number of options that can be granted to any one participant during any one fiscal year is 500,000 under the 1993 Stock Option Plan, 210,000 under the Computerware Stock Option Plan, 300,000 under the 1996 Stock Option Plan and 150,000 under the 1997 Stock Option Plan.

         The 1993 Stock Option Plan was adopted by the Board of Directors in February 1993, was approved by the Company's stockholders, and terminates on February 23, 2003. Of the 5,000,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 1998, options covering 1,212,173 shares of Common Stock have been exercised, and options to acquire an aggregate of 3,453,254 shares of Common Stock (2,706,216 of which were exercisable at December 31,
1998) were outstanding at exercise prices ranging from $.11 to $8.80 per share, and accordingly, options covering 334,573 shares of Common Stock may be granted under such option plan. The Computerware Stock Option Plan was adopted by the Board of Directors in February 1995, was approved by the Company's stockholders, and terminates on February 5, 2005. Of the 1,000,000 shares of Common Stock reserved for issuance under the Computerware Stock Option Plan, options to acquire all 1,000,000 shares have been granted at an exercise price of $4.00 per share, 91,800 of which have been exercised as of December 31, 1998, and 908,200 of which were exercisable as of December 31, 1998. An aggregate of 56,319 shares of previously owned Common Stock were submitted in payment of the exercise price and withholding tax obligations with respect to the options exercised under the Computerware Stock Option Plan, and accordingly, options covering such shares may be granted under such option plan. The 1996 Stock Option Plan was adopted by the Board of Directors in August 1996, was approved by the Company's stockholders and terminates on August 19, 2006. Of the 2,400,000 shares of Common Stock reserved for issuance under the 1996 Stock Option Plan, as of December 31, 1998, options covering 63,985 shares of Common Stock have been exercised, and options to acquire an aggregate of 2,240,885 shares of Common Stock (718,255 of which were exercisable at December 31, 1998) were outstanding as of December 31, 1998, at exercise prices ranging from $1.28 to $7.69 per share, and accordingly, options covering 95,130 shares of Common Stock may be granted under such option plan. The 1997 Stock Option Plan was adopted by the Board of Directors in April 1997, initially amended in February 1998, and approved by stockholders at the 1998 Annual Meeting. The 1997 Stock Option Plan also was amended in March 1999 to increase the shares covered by 1,000,000 (to a total of 3,000,000 shares) subject, however, to ratification, approval and adoption by the stockholders at the Annual Meeting. See "-- Option Repricing."

Change of Control Feature

         Generally, all option agreements under the Stock Option Plans, including those relative to the Named Executive Officers, contain provisions accelerating the exercisability of the options, or otherwise requiring the cash payment of the value of the options (represented by the difference between the option exercise price and the then-current fair market value of the underlying Common Stock), upon certain defined changes in control or sales of substantially all of the Company's assets. Such changes of control occur if the Company is reorganized, consolidated or merged with another company and the Company is not the surviving company, or if 50% or more of the shares of the capital stock of the Company which are then issued and outstanding are purchased by a single person or entity.

Option Grants In 1998

     Shown below is information relating to grants of stock options pursuant to the Stock Option Plans during the fiscal year ended December 31, 1998 to the Named Executive Officers. Such grants also are reflected in the Summary Compensation Table above.


                                            Individual Grants                                            Potential
                 -------------------------------------------------------------------------           Realizable Value At
                                                                                                        Assumed Annual
                                                                                                     Rates of Stock Price
                                           % of Total                                                Appreciation for the
                                             Options      Exercise                                       Option Term (3)
                           No. of          Granted To      or Base                                 ------------------------
                          Securities        Employees       Price
                          Underlying        In Fiscal       ($ per       Grant       Expiration
Name                      Options(1)          Year        share)(2)       Date          Date           5%           10%
-------------------      ------------    --------------  -----------   -----------   ------------   ---------    -----------


Robert J. Crowell (5)       24,400             1.44%     $  4.50(4)     06/01/98      06/01/03       $30,000     $   67,000
                           185,600            10.98%        4.09        06/01/98      06/01/08       478,000      1,211,000
                            75,000             4.44%        1.84        12/15/98      12/15/08        87,000        220,000

James Rousou (5)            70,000             4.14%        4.09        06/01/98      06/01/08       180,000        457,000
                            15,000              .89%        1.84        12/15/98      12/15/08        17,000         44,000

James G. Jameson (6)       100,000             5.91%        5.09        03/31/98      03/31/08       320,000        812,000
                           125,000             7.39%        1.44        09/22/98      09/22/08       113,000        286,000

Laurence F. Mulhern (5)    125,000             7.39%        4.09        06/01/98      06/01/08       322,000        816,000
                            50,000             2.96%        1.84        12/15/98      12/15/08        58,000        147,000

Peter F. McAree                  -           -               -             -              -                -              -

------------------


(1) The options become fully vested upon certain "changes in control" of the Company, as described in the Stock Option Plans and the relevant agreements thereunder. See "--Change of Control Feature."

(2) This price represents the fair market value at the date of grant pursuant to the terms of the Stock Option Plans.


(3) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with rules promulgated by the Commission, Potential Realizable Value is based upon the exercise price of the options.

(4) This price represents 110% of the fair market value at the date of grant pursuant to the terms of the Stock Option Plans.


(5) All options granted to these individuals in 1998 become fully vested on the first anniversary of the option grant date.

(6) The options granted to Mr. Jameson on March 31, 1998 were scheduled to vest over four years as follows: 15% on the first anniversary of grant, 20% on the second anniversary, 30% on the third anniversary, and 35% on the fourth anniversary. The options granted to Mr. Jameson on September 22, 1998 were scheduled to vest over two years as follows: 35% on the first anniversary of grant and 65% on the second anniversary of grant. These options have lapsed following Mr. Jameson's resignation from the Company on December 28, 1998.

Fiscal Year-End Option Value Table

         The following table shows the number of shares of Common Stock acquired during 1998 by the exercise of options and the related value realized, as well as the number of shares of Common Stock and values represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1998.


                                                           Number Of Securities             Value Of Unexercised
                                                                Underlying                      In-The-Money
                                                          Unexercised Options at                 Options At
                         Shares                            December 31, 1998(#)          December 31, 1998($)(1)(2)
                       Acquired on       Value        ------------------------------    ------------------------------
                       Exercise (#)   Realized ($)    Exercisable     Unexercisable      Exercisable    Unexercisable
                      -------------   ------------    ------------   ---------------    -------------  ---------------

 Robert J. Crowell       46,154       $ 111,200        719,500(3)       285,000(4)        $   --        $ 54,000
 James Rousou              --              --          132,500(5)        85,000(6)            --          10,800
 James G. Jameson          --              --             --               --                 --            --
 Laurence F. Mulhern       --              --          229,304 (7)      186,200(8)         89,700         36,100
 Peter F. McAree           --              --           12,750 (9)       32,250(10)           --            --


-------------
(1) Options are "in-the-money" if the fair market value of the Common Stock exceeds the exercise price.

(2) Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 1998 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $2.56, the average of the high and low sales prices per share of the Company's Common Stock on the NASDAQ Stock Market on December 31, 1998 (the last day of trading in 1998).

(3) These options, covering a total of 719,500 shares of Common Stock at a weighted average exercise price of $5.99 per share are not "in-the-money" as of December 31, 1998 and therefore, are excluded from the table of Value Of Unexercised In-The-Money Options.

(4) Includes options covering a total of 210,000 shares of Common Stock at a weighted average exercise price of $4.14 per share which are not "in-the-money" as of December 31, 1998 and therefore, are excluded from the table of Value Of Unexercised In-The-Money Options.

(5) These options, covering a total of 132,500 shares of Common Stock at a weighted average exercise price of $7.43 per share are not "in-the-money" as of December 31, 1998 and therefore, are excluded from the table of Value of Unexercised In-The-Money Options.

(6) Includes options covering a total of 70,000 shares of Common Stock at a weighted average exercise price of $4.09 per share are not "in-the-money" as of December 31, 1998 and therefore, are excluded from the table of Value of Unexercised In-The-Money Options.

(7) Includes options covering 162,300 shares of Common Stock at a weighted average exercise price of $5.98 per share which are not "in-the-money" as of December 31, 1998 and therefore, are excluded from the table of Value Of Unexercised In-The-Money Options.

(8) Includes options covering 136,200 shares of Common Stock at a weighted average exercise price of $4.17 per share which are not "in-the-money" as of December 31, 1998 and therefore, are excluded from the table of Value Of Unexercised In-The-Money Options.

(9) These options, covering a total of 12,750 shares of Common Stock at a weighted average exercise price of $5.29 per share are not "in-the-money" as of December 31, 1998 and therefore, are excluded from the table of Value of Unexercised In-The-Money Options.

(10) These options, covering a total of 32,250 shares of Common Stock at a weighted average exercise price of $5.61 per share are not "in-the-money" as of December 31, 1998 and therefore, are excluded from the table of Value of Unexercised In-The-Money Options.

Stock Option Repricing

     As previously reported in the Company's 1997 and 1998 proxy materials, on April 3, 1997 the Board approved the repricing of all then outstanding stock options, except those granted to Named Executive Officers, granted under the Stock Option Plans (excluding the 1997 Stock Option Plan) at a price in excess of $6.57 per share, to a price of $6.57 per share, which approximated the average trading price of the Company's Common Stock during the month of March 1997. The Board, with Non-Employee Directors abstaining, also repriced options granted to Non-Employee Directors under the 1993 Stock Option Plan and the Director Plan (through an amendment to the Director Plan) on the same basis. The Board took this action in light of the decline in the Company's Common Stock price which, in its view, was frustrating the purpose of the Stock Option Plans, since most employees' options were priced well above the current market value of the Company's Common Stock. This situation was further exacerbated by the very tight employment markets, particularly for technical personnel, in the Northeastern United States and in the United Kingdom. The repricing was not applicable to the 1997 Stock Option Plan, as it was not approved by the Board of Directors until April 29, 1997 and accordingly, no options were granted thereunder as of April 3, 1997.

     The Board believes that by taking this repricing action it had, to a certain extent, restored the incentive that the Stock Option Plans were designed to provide, and at the time, generated a renewed enthusiasm in the Company's effected personnel. Accordingly, the Board believes that the repricing action was in the best interests of the Company. Nonetheless, the Board of Directors now believes that the decline in the Company's Common Stock price during 1998 has once again yielded a situation where the purpose of the Company's Option Plans has been, to a large degree, frustrated.

     The repricing action had no impact on vesting schedules or any other option term and did not apply to any options held by Named Executive Officers. Of the
7.7 million options outstanding as of December 31, 1997, 1.1 million were repriced. The repricing action has not had, and is not expected to have any material impact on the Company's calculation of diluted earnings per share.

Performance Bonus Plans

     At the Company's 1998 Annual Meeting, the stockholders approved the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers ("the "Executive Performance Plan") which was approved by the Board of Directors in September, 1997. The Executive Performance Plan covers, for a fiscal year, those persons who, on the ninetieth day of that particular fiscal year, are the executive officers of the Company ("Executive Officers"). As such, the number of people covered will generally be limited to no more than ten, and in order to participate in the Executive Performance Plan, the Executive Officer must be employed as of March 30th of the calendar year and must be awarded a participation (also by March 30th) by the Compensation Committee of the Board of Directors (the "Committee").

     The Executive Performance Plan provides for incentive compensation payments (limited in amount to the lesser of: (a) two times the executive's base salary or (b) one million dollars) to be made to covered Executive Officers based upon the increase in the Company's reported operating income over the prior year. Accordingly, the Board of Directors believes that the Executive Performance Plan provides a substantial incentive to those Executive

Officers in the best position to affect the Company's operating performance and that substantial benefits will accrue to the Company from granting participations in the Executive Performance Plan. Such participations afford the Executive a substantial incentive to enhance the value of the Company's Common Stock through their own efforts in improving the Company's operating results. The granting of participations also is expected to be instrumental in attracting and retaining key executives. Accordingly, the Company will, from time to time, grant participations to such Executives as may be selected to participate in the Executive Performance Plan in accordance with the terms thereof. The Executive Performance Plan is administered by the Compensation Committee of the Board, presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee must be persons who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and who are "non-employee directors" under Rule 16(b)(3) of the Securities Exchange Act of 1934.

     The Executive Performance Plan was effective as of January 1, 1998. The Executive Performance Plan provides that a bonus pool of up to 20% of the increase in the Company's reported operating profit (or a reduction in losses) from one year to the next (the "Bonus Pool") be set aside for payment to the Company's Executive Officers. The increase in reported operating profit and, accordingly, the 20% Bonus Pool, is determined after giving effect to the expense of the Bonus Pool. An Executive Officer's participation in the Bonus Pool is limited to the lesser of two times his or her annual base salary or $1 million, in any particular year. The individual percentage participations for the Company's executive officers, had there been a Bonus Pool for 1998 were:
Robert J. Crowell, 35%; James Rousou, 8.8%; and Laurence F. Mulhern, 17.5%. No changes in these participations have been made in 1999. Since the Company's reported operating profit declined from 1997 to 1998, there was no Bonus Pool available in respect of 1998 and no payments were made to Executive Officers for 1998 in respect of the Executive Performance Plan.

     Through December 31, 2000, the Executive Performance Plan may not be terminated or amended in any way that would adversely impact any current participant, without such participant's written consent. Thereafter, the Board of Directors or the Committee may amend or terminate the Executive Performance Plan.

     The Elcom International, Inc. Key Personnel Profit Performance Plan (the "Key Personnel Performance Plan"), which is designed to operate in conjunction with the Executive Performance Plan, is intended to provide a substantial incentive to key personnel who are not Executive Officers, but who can, in the performance of their duties, affect the Company's operating results. The Key Personnel Performance plan bonus Pool is limited to that portion of the 20% Bonus Pool calculated under the terms of the Executive Performance Plan less payments under the Executive Performance Plan. Accordingly, the bonus pool available under the Key Personnel Performance Plan is generally limited to that portion of the 20% Bonus Pool calculated under the Executive Performance Plan, which is either unallocated to Executive Officers or is in excess of the payment limitations under the Executive Performance Plan (the annual payment to any one individual is limited in amount to the lesser of: (a) two times the executive's base salary or (b) one million dollars). Thus, based on existing allocations under the Executive Performance Plan, for 1998 approximately 38.7% of any Bonus Pool would have been available for award under the Key Personnel Performance Plan for 1998. For 1999, neither the number of personnel covered nor the percentage allocation of the potential bonus pool have yet been determined with respect to the Key Personnel Performance Plan. The terms and administration of the Key Personnel Performance Plan generally correspond to those of the Executive Performance Plan, except that in the case of the Key Personnel Performance Plan, the annual payout to any one participant is limited to the lesser of $500,000 or two times the participant's base salary. Because the Company's operating income declined from 1997 to 1998, there was no Bonus Pool established for 1998 and no payments were made in respect of 1998 under the Executive Performance Plan or the Key Personnel Performance Plan.

Employment Contracts

     Effective June 1, 1997, the Company entered into the 1997 Crowell Agreement pursuant to which Mr. Crowell has been retained for a term ending May 31, 2000, as the Chairman and Chief Executive Officer of the Company. The 1997 Crowell Agreement amended and restated the employment agreement between Mr. Crowell and the Company entered into in September 1995 (the "1995 Crowell Agreement") which was due for renewal in 1997. The 1997 Crowell Agreement provides for a minimum annual base salary of $325,000, whereas the 1995 Crowell Agreement provided for a minimum annual base salary of $275,000. Mr. Crowell was not paid any salary prior to October 1, 1995, when he began receiving an annual salary pursuant to the 1995 Crowell Agreement. The 1997 Crowell Agreement provides that Mr. Crowell is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company and that Mr. Crowell will have a 35% participation in the Executive Performance Plan Bonus Pool. Under the 1997 Crowell Agreement, Mr. Crowell also is entitled to receive annual grants of options under the Company's Stock Option Plans to be made no later than July of each year in amounts commensurate with Mr. Crowell's position and performance as determined by the Compensation Committee and on terms no less favorable than the terms for options granted to other executives. The options generally will be exercisable within a maximum of one year from date of grant, and, to the maximum extent allowable, shall be ISOs. All options which are ISOs will have a per share exercise price of 110% of the fair market value of such shares (so long as Mr. Crowell owns at least 10% of the Company's outstanding stock) on the date of the grant, and all other options, including ISOs, if any, granted after he ceases to be a 10% stockholder, will have an exercise price per share equal to fair market value on the date of grant.

     If Mr. Crowell should die, become disabled (as defined) or be terminated other than "for cause" (as defined), he becomes entitled to receive (i) cash equal to two times his then annual base salary, payable in 12 equal monthly installments, (ii) his bonus for that year if such termination occurs after March 1 of the respective fiscal year, and (iii) all other compensation and benefits to which he otherwise would have been entitled through the remaining term of the 1997 Crowell Agreement. After his employment ends, under the 1997 Crowell Agreement, Mr. Crowell is automatically retained as a consultant for two years (at $125,000 per year) and is precluded from "competing" (as defined therein) against the Company for a period of three years. The Crowell Agreement automatically renews for additional one-year terms unless terminated by either party more than three months prior to the end of the initial term or any renewal term thereof.

     In April 1996, the Company entered into an employment agreement covering an initial period of eighteen months, under which James Rousou was appointed Chief Executive Officer of Elcom Services Group and continued as a Corporate Executive Vice President of the Company. Mr. Rousou also was subsequently appointed President of Elcom Services Group. The Agreement with Mr. Rousou was amended effective December 15, 1997 ("the Rousou Agreement"), to increase the base salary thereunder to $300,000 until April 15, 1998, when the base salary decreased to $120,000; to provide Mr. Rousou an 8.8% participation in the Executive Performance Plan; and to put the agreement on a calendar year basis. These amendments were made because Mr. Rousou ceased to be President and Chief Executive Officer of Elcom Services Group on April 15, 1998, but will continue as a Director and Corporate Executive Vice President of the Company. Mr. Rousou has specific responsibility for directing and reviewing the strategies, policies and operational performance of the Company's non-U.S. operations. The Rousou Agreement is subject to automatic renewal at the conclusion of each calendar year unless Mr. Rousou or the Company provides notice to the contrary at least six months prior to the conclusion of each calendar year term. The Rousou Agreement also provides that Mr. Rousou is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives. If Mr. Rousou is terminated by the Company other than "for cause" (as defined), he is entitled to continue to receive his base salary for a period of 12 months plus a lump sum payment equal to 12 months base salary, together with any accrued Executive Performance Plan bonus to which he is entitled.

     On June 1, 1997, the Company and Mr. Mulhern entered into the 1997 Mulhern Agreement pursuant to which Mr. Mulhern has been retained for a term ending on May 31, 2000 as the Chief Financial Officer and a Corporate Executive Vice President of the Company. The 1997 Mulhern Agreement amended and restated the employment agreement between Mr. Mulhern and the Company entered into in July 1996 (the "1996 Mulhern

Agreement"). The 1997 Mulhern Agreement provides for a minimum annual base salary of $275,000 and a 17.5% participation in the Executive Performance Plan, whereas the 1996 Mulhern Agreement provided for a minimum annual base salary of $142,000 and a bonus opportunity of up to 30% of base salary. The 1997 Mulhern Agreement is subject to automatic renewal at the conclusion of each term for a one year period unless Mr. Mulhern or the Company provides notice to the contrary at least three months prior to the conclusion of each employment year ending May 31. The Mulhern Agreement also provides that Mr. Mulhern is entitled to a minimum annual raise of 10% as well as participation in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives. If Mr. Mulhern dies, becomes disabled (as defined) or is terminated by the Company other than "for cause" (as defined), he is entitled to receive an amount equal to two times his base salary which would be paid over a period of 12 months.

     In August 1997, the Company entered into an Employee Benefits Agreement with Peter F. McAree (the "McAree Agreement") pursuant to which Mr. McAree continued to be the Vice President, Finance of the Company and the Acting President of elcom.com, inc., at a base salary of $130,000. In conjunction with the restructuring of elcom.com during 1998, Mr. McAree was laid off as of December 18, 1998, and will continue to receive his base salary and other employment benefits through September 30, 1999.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee describes the philosophy, objectives and components of the Company's executive compensation programs for 1998 and discusses the determinations concerning the compensation for the Chief Executive Officer for 1998.

     The members of the Compensation Committee are William W. Smith, Richard J. Harries, Jr., and John W. Ortiz. Each of Messrs. Smith, Harries and Ortiz are Non-Employee Directors of the Company.

Compensation Philosophy

     In reviewing and overseeing the Company's compensation programs, the Compensation Committee adheres to a compensation philosophy which provides executive compensation programs that are designed to: (i) attract and retain key executives crucial to the long-term success of the Company; (ii) relate to the achievement of operational and strategic objectives; and (iii) be commensurate with each executive's performance, experience and responsibilities. In making its recommendations concerning salaries and awards under compensation plans, the Committee considers the financial condition and operational performance of the Company during the prior year, the Company's success in achieving strategic objectives that may have a long-term beneficial effect on the Company's results of operations and financial condition, and its assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its strategic objectives. The Committee, however, does not specifically focus on the compensation levels of executives in peer group companies in making compensation decisions. The Committee's decisions concerning compensation are primarily based on subjective decisions concerning the appropriate levels of compensation and are not the result of a highly formalistic process. The Committee does not rely extensively on objective criteria in measuring individual performance.

Compensation Program

     As a means of implementing these compensation philosophies and objectives, the Company's compensation program for executive officers consists of the following primary elements: salary, participation in the Company's Stock Option Plans, and participation in the Executive Performance Plan. These particular elements are further explained below.

     Salaries - Salary levels for executive officers reflect the Committee's subjective judgments of appropriate salaries in light of the duties and responsibilities inherent in the executives' respective positions. The particular qualifications of an individual being considered for a position and his or her level of experience are considered in establishing a salary level when an individual is first appointed to a given position. The performance and contribution of the individual to the Company, as well as Company performance, are the primary criteria
                                      -22-
influencing salary administration. Salaries of executive officers are generally reviewed each year. In many instances, the primary factor in setting salary levels was the Company's desire to provide compensation in amounts sufficient to induce these individuals to join the Company.

     Stock Options - The Company uses stock options as a long-term incentive program for executives. Stock options are used because they directly relate the amounts earned by the executive, to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers possible grants of stock options throughout the year. In determining the number of options awarded to an individual executive, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility. The Committee also considers amounts of base salary and/or bonus payments which executives and other personnel may elect to forgo, in determining the quantity of options to be granted.

     Executive Performance Plan - The Executive Performance Plan reflects the Committee's desire to provide the Company's executives an opportunity to earn bonuses based upon actual reported improvements in the Company's performance. Accordingly, the Committee believes that the Executive Performance Plan provides a substantial incentive to the executives who are in the best position to affect the Company's operating performance. The Committee believes that by granting participations in the Executive Performance Plan, the executives will have a substantial incentive to enhance the value of the Company's Common Stock through their own efforts in improving the Company's operating profitability.

     Benefit Programs - The executive officers also participate in various welfare and benefit programs that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites, which are customary for their positions.

Chief Executive Officer Compensation

     The compensation arrangements for Mr. Crowell with respect to the 1998 fiscal year were primarily based upon the terms of his employment contract with the Company, as described under "Executive Compensation--Employment Contracts." Pursuant to the 1997 Crowell Agreement, Mr. Crowell is entitled to an annual minimum base salary of $325,000 per year, which amount may be increased but not decreased at the discretion of the Compensation Committee (which did not occur during 1998). The Compensation Committee did not conduct any surveys of competitive, industry or revenue peer groups, but still believes that this annual base salary would place Mr. Crowell's compensation in the bottom half of comparable companies' chief executives.

     In addition, the 1997 Crowell Agreement provides that Mr. Crowell is entitled to participate in all of the other Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company and that he participates in the Executive Performance Plan at a minimum rate of 35% of any bonus pool generated by such plan. Under the 1997 Crowell Agreement, Mr. Crowell also is entitled to receive annual grants of options under the Company's Stock Option Plans to be made no later than July of each year in amounts commensurate with Mr. Crowell's position and performance, as determined by the Compensation Committee and on terms no less favorable than the terms for options granted to other executives. An additional option grant was made to Mr. Crowell by the Committee in December of 1998 which considered, among other factors, the "out-of-the-money" status of substantially all of Mr. Crowell's options.

     The Compensation Committee reviews and recommends the number of shares subject to stock options awarded to Mr. Crowell annually, no later than July of each year based upon a number of factors, but does not utilize pre-established, specific performance goals in making such decisions. Factors considered included sales and equity growth, market position, product placement and acceptance, acquisitions and strategic growth strategies, employee attitudes and the balancing of short-term and long-term goals. In determining the number of stock options granted to Mr. Crowell in 1998, the Committee considered its conclusions from an objective and subjective evaluation, with an emphasis on the impact on the Company's sustainability and competitiveness within its industry, as well as his position within the Company, industry stock option grant comparisons and the ongoing belief that Mr.

Crowell is under-compensated. In 1998, Mr. Crowell was granted options to acquire an aggregate of 285,000 shares of Common Stock at a weighted average exercise price of $3.54 per share.

Section 162(m)

         Section 162(m) of the Internal Revenue Code (the "Section") disallows a tax deduction for any publicly traded company for individual compensation exceeding $1 million in any year for any of the Named Executive Officers, unless the compensation is performance-based or otherwise meets an applicable exemption. Since the aggregate compensation of each of the Company's executive officers is below the $1 million threshold and since the Committee believes that options granted under the Company's Stock Option Plans will meet the performance based provisions under the Section, the Committee currently believes that the Section will not reduce the tax deduction available to the Company for compensation paid in 1998 to the Company's executive officers.

                                                   Compensation Committee
                                                   William W. Smith, Chairman
                                                   Richard J. Harries, Jr.
                                                   John W. Ortiz

Compensation Committee Interlocks And Insider Participation

         The Company's Compensation Committee was formed to review, monitor and approve the compensation and benefits for the Company's executive officers (including bonuses, if any), administer the Company's stock option plans and other management compensation plans and make recommendations to the Board of Directors regarding such matters. No employees or executive officers of the Company serve on the Committee. The Committee is currently composed of Messrs. Harries, Ortiz, and Smith. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                              CERTAIN TRANSACTIONS

         Transactions With and Related to Affiliated Company - The Company currently owns approximately 3% of the equity of ShopLink Incorporated ("ShopLink"), a development stage entity that has licensed the Company's PECOS.cm technology to provide an electronic commerce system to market products to the home consumables market. The Company now accounts for this investment under the cost method, and has expensed its $4,000 investment in a prior year. In 1996, ShopLink paid $437,500 for a perpetual license of the Company's PECOS.cm technology and also granted the Company warrants to acquire 200,000 shares of ShopLink common stock at $2.20 per share as partial consideration for certain exclusivity rights. In 1997, the license agreement was amended to eliminate certain ongoing user and transaction fees in exchange for a supplemental license fee of $350,000, which was paid to the Company, and cancellation by the Company of all of its warrants to acquire ShopLink common stock. Under the Amended License Agreement and related Development Agreement, Extended Maintenance Agreement and Professional Services Agreement, ShopLink is required to pay additional amounts based on advertising revenues that it receives, and for services rendered by the Company in customizing and maintaining the ShopLink implementation, as well as annual maintenance fees. During 1998, Elcom Systems recognized license and maintenance fees totaling $66,000 and professional services revenues of $136,000 related to ShopLink. The Company also was reimbursed by ShopLink for the actual cost of certain rental expense relative to Company office space occupied by ShopLink and for the cost of employee benefit expenses that specifically relate to ShopLink's employees.

         In addition to the Company's ownership position, Mr. Crowell, the Company's Chairman and Chief Executive Officer, also was Chairman of ShopLink's Board of Directors until he stepped down from ShopLink's Board on March 12, 1999. Mr. Crowell currently beneficially owns approximately 21% of ShopLink.

         As of September 30, 1997, the Company sold options to acquire its entire equity ownership interest in ShopLink. The Company received $418,000 in payment for the options which were exercisable through March 31,

1999. These options lapsed on March 31, 1999 without any being exercised. The $418,000 received in payment for the options includes $165,000 from Mr. Crowell.

     Litigation Settlement - On March 26, 1997, the Company and certain of its subsidiaries entered into a Final Agreement of Settlement and Mutual Release of All Claims and Demands (the "Settlement") with the former owners of Computerware Business Trust ("Computerware"), which the Company acquired in February 1995, including the dismissal of all litigation pending against the principal former owners of Computerware (and related counterclaims against the Company). The essence of the Settlement includes a confirmation of the merger transaction, and an agreement by the principal former owners of Computerware to certain volume and manner-of-sale limitations on their ability to resell their shares of Company Common Stock. The five principal former owners of Computerware agreed not to sell more than 10,000 shares of Company Common Stock per day, in the aggregate. The Settlement also provides for a monthly sale limit of 200,000 shares.

     In connection with the Computerware acquisition, the Company and Robert J. Crowell entered into a Stockholders' Agreement dated February 6, 1995 (the "Computerware Stockholders' Agreement") with all of the former shareholders of Computerware, covering all shares of Common Stock issuable as a result of the acquisition or issuable upon exercise of stock options that certain of such shareholders received in connection with the Computerware acquisition (collectively, the "Covered Shares"). The Computerware Stockholders' Agreement grants the holders of the Covered Shares "piggyback" registration rights until February 6, 2002.

Stockholder Agreements

     On June 22, 1995, the Company acquired all of the equity of Lantec from its former stockholders, including James Rousou. In connection with the Lantec acquisition, the Company and Robert J. Crowell entered into the Lantec Stockholders' Agreement with the former stockholders of Lantec covering all 2,899,820 shares of Common Stock (346,289 of which were sold in the initial public offering) issued and the 750,000 shares of Common Stock issuable upon exercise of warrants (the "Lantec Warrants"). The Lantec Stockholders' Agreement grants "piggyback" registration rights with respect to the aforementioned shares, including those issuable upon exercise of the Lantec Warrants. In addition, the Lantec Stockholders' Agreement provides the former Lantec stockholders with the right to designate an observer to attend meetings of the Company's Board of Directors and its committees (the "Board Observer Right"). See "Election of Directors--Board Observer." The provisions of the Lantec Stockholders' Agreement, other than the piggyback registration rights provisions and the Board Observer Right, terminated in connection with the Company's initial public offering in December 1995. The piggyback registration rights expire June 22, 2002 and the Board Observer Right terminates on the earlier to occur of: (i) June 22, 2002, (ii) such time as all of the former Lantec stockholders own less than 2,500,000 shares of Common Stock (treating the Lantec Warrants on an as-if-exercised basis), or (iii) renouncement of the Board Observer Right by such stockholders.

     The Company and Robert J. Crowell have entered into a Securities Agreement, dated December 10, 1993 and amended on February 1, 1994 (the "Crowell Securities Agreement"). Pursuant to the Crowell Securities Agreement, Robert J. Crowell was granted limited preemptive rights to purchase securities of the Company (which rights have expired) and, until February 2001, "piggyback" registration rights with respect to 5,000,000 shares of his Common Stock. The balance of Mr. Crowell's ownership in the Company (including 359,000 shares of Common Stock) was acquired in conjunction with a 1993 Preferred Stock offering and is subject to the Preferred Agreements as hereinafter defined. Mr. Crowell has sold 275,000 shares of such Common Stock, which were transferred with associated rights, in third party sales, and 887,072 shares have been transferred with associated rights as gifts and in conjunction with estate and family planning matters. An additional 450,000 of such shares of Common Stock were sold in the Company's initial public offering.

     Substantially all of the current holders of Common Stock that originally represented the 7,987,296 shares of Preferred Stock (which were converted into Common Stock in connection with the Company's December 1995 initial public offering) issued by the Company, including Robert J. Crowell and Shell Pensions Trust, Ltd. (which is a greater than 5% beneficial owner of the Company's voting securities) entered into stock purchase agreements with the Company with respect to the shares of Common Stock, which they purchased as Preferred Stock from the

Company thereunder in 1993, 1994 and 1995 (the "Preferred Agreements"). Pursuant to the terms of the respective Preferred Agreements, holders of Preferred Stock were granted limited "piggyback" registration rights with respect to such shares (and the Common Stock into which the Preferred Stock has been converted) for a period of seven years after purchase of the Preferred Stock.

                                PERFORMANCE GRAPH

         Set forth below is a line graph and a table of the related underlying data comparing the percentage change in the cumulative total stockholders' return on the Company's Common Stock against the cumulative total return of the Total Return Index for The Nasdaq Stock Market - U.S. and Foreign ("NASDAQ Total"), and the index for NASDAQ Computer and Data Processing Services Stocks ("Industry") for the period beginning with the Company's initial public offering on December 20, 1995, and as of the last trading day on the NASDAQ in 1995, 1996, 1997 and 1998. The Industry index includes all NASDAQ listed securities with a Standard Industrial Classification (SIC) of 737. The graph assumes that the value of an investment in Elcom International, Inc.'s Common Stock, at its initial public offering price, and each index was $100 on December 20, 1995 and that all dividends, if any, were reinvested.

     Comparison of Elcom International, Inc.'s Common Stock ("The Company"),
      The Total Return Index for The Nasdaq Stock Market -U.S. and Foreign
             ("NASDAQ Total"),and the Index for Nasdaq Computer and
          Data Processing Services Stocks (SIC Code 737) ("Industry")


                     12/20/95     12/29/95      12/31/96    12/31/97   12/31/98
                    ----------   ----------    ----------  ---------- ----------
 The Company           100          139           72          64          18
 NASDAQ Total          100          103          126         154         212
 Industry              100          103          127         156         280

                                  OTHER MATTERS

     Representatives of Arthur Andersen LLP, the Company's independent auditors, will be present at the Annual Meeting. They will be afforded the opportunity to make a statement at the Annual Meeting if they so desire, and are expected to be available to respond to appropriate questions. The Board of Directors is not aware of any matter to come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters insofar as the Proxies are not limited to the contrary.

                                  SECTION 16(a)
                              BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (i.e., the Common Stock), to file reports of ownership and changes in ownership of such securities with the Commission. Officers, Directors and greater-than-ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of the forms furnished to the Company during or with respect to 1998, and written representations from certain reporting persons, the Company believes that no Officer, Director or greater-than-ten-percent beneficial owner failed to file on a timely basis during the year ended December 31, 1998 any report required by Section 16(a) of the Securities Exchange Act of 1934.

                           DATE TO SUBMIT STOCKHOLDER
                        PROPOSALS FOR 2000 ANNUAL MEETING

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 2000 must do so no later than December 11, 1999. To be eligible for inclusion in the 2000 Annual Meeting proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934. The Company may use its discretion in voting Proxies with respect to stockholder proposals not included in the Company's proxy materials for the 2000 Annual Meeting of Stockholders, unless the Company receives notice of such proposal(s) prior to February 23, 2000.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent fiscal year. Written requests for such Report should be directed to:

             Chief Financial Officer
             Elcom International, Inc.
             10 Oceana Way
             Norwood, MA  02062

     You are urged to sign and return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            Laurence F. Mulhern
                                            Secretary
April 9, 1999

                                                                       Exhibit A

                           THE 1997 STOCK OPTION PLAN
                          OF ELCOM INTERNATIONAL, INC.

                                 April 29, 1997

     Elcom International, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

     1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

          (a) The word "Affiliate" shall mean any corporation which, on the effective date of the Plan, is, within the meaning of Section 1563(a) of the Code, a member of a controlled group of corporations which includes the Company.

          (b) The word "Board" shall mean the Board of Directors of the Company. (c) The word "Code" shall mean the United States Internal Revenue Code (Title 26 of the United States Code) as the same may be amended from time to time.

          (d) The word "Committee" shall mean the Compensation Committee appointed by the Board.

          (e) The words "Common Stock" shall mean the common stock, par value $.01 per share, of the Company. (f) The word "Company" shall mean Elcom International, Inc., a Delaware corporation, and its Subsidiaries, if any, and any successor thereto which shall maintain this Plan.

          (g) The words "Incentive Stock Option" shall mean any option which qualifies as an incentive stock option under the terms of Section 422 of the Code.


          (h) The words "Key Personnel" shall mean any person whose performance as an employee (whether or not as Director) or as an independent contractor or outside Director of the Company or an Affiliate of the Company is, in the judgment of the Committee, important to the successful operation of the Company or a Subsidiary.


          (i) The word "Optionee" shall mean any Key Personnel, or the nominee designated by such Key Personnel and acceptable to the Committee, to whom a stock option has been granted pursuant to this Plan, or the transferee thereof, as allowed by the Committee and/or the Board.

          (j) The word "Plan" shall mean The 1997 Stock Option Plan of Elcom International, Inc., as it was originally adopted, and as it may be amended.

          (k) The word "Subsidiary" shall mean any entity at least 50% of the equity of which is owned directly or indirectly by the Company.

          (l) The words "Substantial Stockholder" shall mean any Key Personnel who owns more than 10% of the total combined voting power of all classes of stock of the Company. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.

     2. Purpose of the Plan. The purpose of the Plan is to provide Key Personnel with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such Key Personnel acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Personnel to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Personnel as may be selected to participate in the Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan.

     3. Effective Date of the Plan. The Plan shall become effective as of April 29, 1997. In the event the Plan is not approved by the requisite vote of the holders of the outstanding shares of voting capital stock of the Company by April 29, 1998, any purported Incentive Stock
                                      -2-

Options granted hereunder shall be thereafter treated as non-qualified stock options for all purposes hereunder.


     4. Administration of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such Rule as may be in effect from time to time and an "outside director" within the meaning of Section 162(m) of the Code or any amendment of or successor to such provision as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, and in addition to the other authorizations granted to the Committee under the Plan, the Committee shall have full and final authority in its absolute discretion:


          (a)  to select the Key Personnel to whom options will be granted;

          (b) to determine the number of shares of Common Stock subject to any option;

          (c)  to determine the time when options will be granted;


          (d) to determine the option price of Common Stock subject to an option, including any repricing thereof; (e) to determine the time or times when each option may be exercised, and the duration of the exercise period;

          (f) to determine whether and to what extent an option is an Incentive Stock Option; provided, however, that Incentive Stock Options may only be granted to employees of the Company;


          (g) to prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and
                                      -3-
               conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422 of the Code;

          (h) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and

          (i) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.


     5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Key Personnel as designated by the Committee (or their designees acceptable to the Committee, in its sole discretion), whose initiative and efforts contribute or may be expected to contribute to the continued growth and future success of the Company and/or its Subsidiaries. Notwithstanding the preceding sentence, any Key Personnel who renounces in writing any right he or she may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. The Committee may grant more than one option to the same Key Personnel.

     6. Shares Subject to the Plan. Subject to the provisions of the next succeeding provisions of this Section 6, the aggregate number of shares of Common Stock for
                                      -4-
which options may be granted under the Plan shall be (1) 3,000,0001 shares of Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Key Personnel in any one fiscal year of the Company is 150,000, subject to the other provisions of this Section 6. Either treasury or authorized and unissued shares of Common Stock, or both, in such amounts, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Personnel. In addition, any shares of Common Stock which are retained to satisfy an Optionee's withholding tax obligations or which are transferred to the Company by an Optionee to satisfy such obligations or to pay all or any portion of the option price in accordance with the terms of the Plan, may be made available for reoffering under the Plan to any Key Personnel. If an option granted under this Plan is exercised, any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan, except in accordance with the preceding sentence.

     In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of

------------------------------------
(1) Originally 1,000,000 shares, amended by the Board of Directors on February 17, to cover 2,000,000 shares, and approved by stockholders, and amended on March 11, 1999, subject to stockholder approval, to cover 3,000,000 shares.

the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and
(iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment shall provide for the elimination of fractional shares.


     7.   Option  Provisions.

     (a) Option Price. The option price per share of Common Stock which is the subject of an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that if any Key Personnel to whom an Incentive Stock Option is granted is, at the time of the grant, a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of grant. Such fair market value shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted, unless another effective date for such grant is specified by the Committee.

     (b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted.


     (c) Limitation on Exercise and Transfer of Option. Except as otherwise provided in the event of an Optionee's death, or as otherwise determined by the Committee in any particular instance, whether before or after the date of grant of an option and subject to any and all terms and conditions as determined by the Committee in its absolute discretion, only the Optionee may exercise an option; provided, that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the Optionee. Except as it may otherwise be determined by the Committee in any particular instance, whether before or after the date of grant of an option and subject to any and all terms and conditions as determined by the Committee in its absolute discretion, (a) no option granted hereunder shall be transferable except as otherwise provided in the event of an Optionee's death or, to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code, or the rules thereunder, and (b) no option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

     (d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the

Optionee shall have been an employee or independent contractor for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional or different restrictions or conditions with respect to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period. Options shall be exercised by the Optionee (i) giving written notice to the Company of the Optionee's exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (which may be included in the option agreement), in whole or in part in shares of Common Stock (either by delivery to the Company of already-owned shares or having the Company withhold shares to be issued) having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company (which may be included in the option agreement)with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree, or (b) the Optionee's delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Certain dissolutions or liquidations of the Company or, unless the surviving corporation assumes said options, mergers or consolidations in which the Company is not the surviving corporation, may, but need not, cause each outstanding option to terminate, provided that during the option period each Optionee shall have the right during the period, if any, prescribed in the option agreement prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the then exercisable portion of his or her option in whole or in part without regard to any limitations contained in the Plan or the option agreement. Additional provision with respect to acquisitions, mergers, liquidations or dissolutions may be made in the option agreement.

     (e) Termination of Employment, Etc. If an Optionee ceases to be either an employee, outside Director or independent contractor, of the Company and all Subsidiaries, as applicable (the "Cessation Date"), then the Committee shall have absolute discretion to establish, in the option agreement or otherwise, the restrictions on the exercisability of options granted hereunder. An Optionee's employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company or a Subsidiary as such a leave of absence is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto. If the stock option is an Incentive Stock Option, no option agreement shall:


               (i) permit any Optionee to exercise any Incentive Stock Option more than three (3) months after the date the Optionee ceased to be employed by the Company or any Subsidiary if the reason for the Optionee's cessation of employment was other than his death or his disability (as such term is defined by Section 105(d)(4) of the Code); or


               (ii) permit any Optionee to exercise any  Incentive  Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company or any Subsidiary if the reason for the Optionee's cessation of employment was the Optionee's disability (as such term is defined by Section 105(d)(4) of the Code); or

               (iii)permit any person to exercise  any  Incentive  Stock  Option more than one (1) year after the date the Optionee ceased to be employed by the Company or any Subsidiary if either (A) the reason for the Optionee's cessation of employment was his death or (B) the Optionee died within three (3) months after ceasing to be employed by the Company or any Subsidiary.

If any option is by terms of the option agreement exercisable following the Optionee's death, then such option shall be exercisable by the Optionee's estate, or the person designated in the Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution or by approval of the Committee.

     (f) Limitations on Grant of Incentive Stock Options. In no event may Incentive Stock Options be granted hereunder to any person other than an employee of the Company. During the calendar year in which any Incentive Stock Option first becomes exercisable, the aggregate fair market value of the shares of Common Stock which are subject to Incentive Stock Options (determined as of the date the Incentive Stock Options were granted) shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Options which are not designated as Incentive Stock Options shall not be subject to the limitations described in the preceding sentence and shall not be counted when applying such limitation.

     (g) Prohibition of Alternative Options. It is intended that Key Personnel who are employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no eligible Key Personnel shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options from qualifying as such within the meaning of Section 422 of the Code.


     (h) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its sole discretion, waive, alter or amend any restrictions or conditions set forth in an option agreement concerning an Optionee's right to exercise any option and/or the time and method of exercise.

     8. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's stockholders, shall any action of the Committee or the Board result in:


               (a) amending, modifying or altering the eligibility requirements provided in Section 5 hereof; or

               (b) increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted; or

               (c) decreasing the minimum option price per share at which options may be granted under the Plan, as provided in
                    Section 7(a) hereof; or

               (d) extending either the maximum period during which an option is exercisable as provided in Section 7(b) hereof or the date on which the Plan shall terminate as provided in
                    Section 12 hereof; or

               (e)  changing the requirements relating to the Committee;

except as necessary to conform the Plan and/or the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

     9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder (or any transfer allowed in its discretion) upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

          "Optionee agrees that any shares of Common Stock of Elcom International, Inc. which may be acquired by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Elcom International, Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, for issuance to the Optionee or in the event there is presented to Elcom International, Inc. an opinion of counsel or other evidence, in either case, satisfactory to Elcom International, Inc. to the effect that the offer and sale of the shares of Common Stock of Elcom International, Inc. which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended".

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or the Nasdaq National Market on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.




     10. General Provisions.

               (a) Option Agreements Need Not Be Identical. The form and substance of option agreements, whether granted at the same or different times, need not be identical.
                                      -12-

               (b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or a Subsidiary, or to serve as a member of the Board or as an independent contractor, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate the employment of, or independent contractor relationship with, such Optionee at any time or the right of the stockholders of the Company to remove him as a member of the Board with or without cause.

               (c) Optionee Does Not Have Rights Of Stockholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.


               (d) Successors In Interest. The Plan shall be binding upon the successors and assigns of the Company.

               (e) No Liability Upon Distribution of Shares. The liability of the Company under the Plan and any distribution of shares of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state or local tax authority and/or any securities regulatory authority.

               (f) Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of

Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

               (g) Use of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

               (h) Expenses. The expenses of administering the Plan shall be borne by the Company.

               (i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.


               (j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

               (k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

     11. Termination of the Plan. The Plan shall terminate on April 29, 2007, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

     12. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

     13. Venue. The venue of any claim brought hereunder by an Optionee shall be Boston, Massachusetts.

     14. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.


                  IN  WITNESS  WHEREOF,   Elcom  International,   Inc.,  by  its
appropriate officer duly authorized, has executed this document as of the 29th day of April, 1997

                                                       ELCOM INTERNATIONAL, INC.




                                             By: /s/ Robert J. Crowell
                                                 Robert J. Crowell
                                                 Chairman of the Board and Chief
                                                  Executive Officer

                                      PROXY


                            ELCOM INTERNATIONAL, INC.

           Proxy Solicited on Behalf of the Board of Directors of the Company for the 1999 Annual Meeting of Stockholders, May 12, 1999

     The undersigned hereby constitutes and appoints Laurence F. Mulhern and Michael J. McEachern, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent and vote all of the shares of Common Stock, $.01 par value per share, of Elcom International, Inc. held of record as of the close of business on March 23, 1999 by the undersigned at the Annual Meeting of Stockholders of Elcom International, Inc. to be held at Occasions Banquet Facility, 1369 Providence Highway, Norwood, Massachusetts at 10:00 a.m. (E.D.T.) on May 12, 1999, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

     This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, this proxy will be voted FOR fixing the size of the Board of Directors at six and the election of both nominees as Directors; and FOR the ratification, approval and adoption of Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc., as amended.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                   -------------
                                                                    SEE REVERSE
                                                                    SIDE
                                                                   -------------

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

The Board of Directors recommends a vote FOR fixing the size of the Board of Directors at six and the election of both nominees for Director, and FOR ratification, approval and adoption of Amendment Number Two to The 1997 Stock Option Plan of Elcom International, Inc., as amended.

1. ELECTION OF DIRECTORS - To fix the size of the Board of Directors at six and elect two Directors of the class whose term of office will otherwise expire in 1999 for a three-year term ending at the Annual Meeting of Stockholders in 2002.
     Nominees for  Director:  Class I: John W. Ortiz and James Rousou




           -----------                                ----------
                         FOR                                      WITHHELD
                         BOTH                                     FROM BOTH
                         NOMINEES                                 NOMINEES
           -----------                                ----------




           -----------  For, except vote withheld from the following

                        nominee: ------------------------------------
           -----------

2.   RATIFICATION,  APPROVAL AND  ADOPTION OF  AMENDMENT  NUMBER TWO TO THE 1997
     STOCK   OPTION   PLAN   OF   ELCOM   INTERNATIONAL,   INC.,   AS   AMENDED.

          ------------             -----------              -----------
                         FOR                   AGAINST                  ABSTAIN

          ------------             -----------              -----------

3. IN THEIR DISCRETION TO ACT ON ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


                                                  ------------
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                  ------------

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.



Signature:                Date:      Signature:                 Date:
        ------------------    -------          -----------------     -----------